Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

December 3, 2013

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, Texas 77489

Ladies and Gentlemen:

We have acted as counsel for Global Geophysical Services, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-3 (the “Registration Statement”), registering up to $300,000,000 initial aggregate offering price of securities to be issued and sold by the Company from time to time pursuant to Rule 415 promulgated under the Securities Act.  The Registration Statement relates to the following securities of the Company: (i) shares of common stock, par value $.01 per share (“Common Stock”); (ii) shares of preferred stock, par value $.01 per share, issuable in one or more series (“Preferred Stock”); (iii) depositary shares representing interests in the Preferred Stock (“Depositary Shares”) and evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary to be named therein (each, a “Deposit Agreement”); (iv) warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein (each, a “Warrant Agent”); and (v) such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Preferred Stock, Receipts or Warrants.  The Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as your counsel in the connection referred to above, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Securities, including the prospectus contained therein (the “Prospectus”), (ii) the Third Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date (the “Charter Documents”), (iii) resolutions of the Board of Directors of the Company (the “Board”) relating to the Securities, the filing of the Registration Statement and certain related matters, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.  As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, without further investigation.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the Board or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company’s Charter Documents, a duly constituted and acting committee thereof will have taken all necessary corporate action to authorize the issuance and establish the terms of the Securities and any other Securities issuable on the conversion, exchange or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”); (vi) any securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) the certificates for the shares of Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Company in accordance with the provisions of the Company’s Charter Documents; (viii) the certificates for the shares of each series of Preferred Stock will conform to the specimens thereof to be filed as an exhibit to or incorporated by reference into the Registration Statement and will have been duly countersigned by a transfer agent and duly registered by a registrar of the such series of Preferred Stock, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Company in accordance with the provisions of the Company’s Charter Documents; (ix) the legal capacity of all natural persons, the genuineness of all signatures, the accuracy and completeness of all documents submitted to us and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies; (x) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (xi) any Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Depositary Shares or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xii) the parties (other than the Company) to all executed documents or documents to be executed, including the Purchase Agreement, the Deposit Agreement and the Warrant Agreement, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have duly authorized, executed and delivered all such documents, and the validity and binding effect of such documents on such parties.

In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, any applicable Purchase Agreement, Warrant Agreement, and Deposit Agreement will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable Purchase Agreement, against payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designations”); and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.           With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (b) the Deposit Agreement relating to the Depositary Shares and the related Receipts have been duly authorized by the Board and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying the Depositary Shares have been issued pursuant to paragraph 2 above and deposited with the depositary under the applicable Deposit Agreement; and (d) the Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable Purchase Agreement approved by the Board, upon payment of the consideration therefor provided for therein.

4.           With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation, issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) the relevant Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate Warrant Agreement and the applicable Purchase Agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

The opinions set forth above are limited in all respects to matters of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and applicable federal law.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.